UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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National Property Investors 8

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NATIONAL PROPERTY INVESTORS 8
c/o The Altman Group, Inc.
1200 Wall Street
3rd Floor
Lyndhurst, NJ 07071
(800) 217-9608
July___, 2008
Dear Limited Partner:
     We are soliciting your consent to an amendment (the “Amendment”) to the Amended and Restated Certificate of Limited Partnership and Partnership Agreement (as amended, the “Partnership Agreement”) of National Property Investors 8, a California limited partnership (your “Partnership”), to extend the term of your Partnership from December 31, 2008 to December 31, 2021.
     In May of 2000, your Partnership refinanced its mortgage indebtedness (the “Mortgage Indebtedness”) secured by Huntington Athletic Club, a 212-unit apartment complex located in Morrisville, North Carolina, which your Partnership owns (the “Property”). The mortgage was refinanced to take advantage of more favorable financing rates and terms available at that time. The Partnership expects to further refinance the Mortgage Indebtedness with the existing lender, including modifying certain terms of the existing financing and increasing the amount financed.
     The existing financing agreement between the Partnership and the lender requires, and the expected new financing agreement between the Partnership and the lender is expected to require, the extension of the Partnership’s term beyond the maturity date of the Mortgage Indebtedness. The Partnership’s Mortgage Indebtedness matures on June 1, 2020, and the expected new financing agreement is expected to have the same maturity date with the right to a single one-year extension. The lender can exercise remedies, which include accelerating the maturity of the Mortgage Indebtedness and foreclosing on the Property, if, among other things, the Partnership is dissolved in accordance with the terms of the Partnership Agreement or if its term is not extended. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2008, and the managing general partner of the Partnership will liquidate the assets of the Partnership.
     Because the Partnership currently does not believe it is in the best interests of the partners to sell the Property at this time and because the existing financing agreement between the Partnership and its lender requires and the expected new financing agreement between the Partnership and its lender is expected to require that the term of the Partnership extend beyond the maturity date of the Mortgage Indebtedness, the Partnership desires to amend the Partnership Agreement to extend the term to December 31, 2021.
     NPI Equity Investments, Inc., the managing general partner of the Partnership (the “Managing General Partner”), has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2008 will result in the Managing General Partner and its affiliates continuing to receive management fees from the Partnership. These fees will not continue to be payable beyond 2008 if the Amendment is not adopted.
     Pursuant to the Partnership Agreement, the consent of the limited partners who own more than 50% of all outstanding units of limited partnership interest in the Partnership (“Units”) is required to approve the Amendment. As of July ___, 2008, 44,882 Units were issued and outstanding. As of July ___, 2008, an affiliate of the managing general partner, Aimco Properties, L.P. (“Aimco Properties”), and its affiliate, Aimco IPLP, L.P. (“Aimco IPLP”), own 27,772, or approximately 61.88% of the outstanding Units. As more fully described in this Consent Solicitation Statement, Aimco IPLP must vote 16,447 Units owned by it in proportion to the votes cast with respect to Units that are not subject to the voting restriction. Aimco Properties and its affiliates have indicated that they will vote their other 11,325 Units, or approximately 25.23% of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. Accordingly, if Limited Partners owning at least 2,895, or approximately 6.45%, of the outstanding Units consent to the Amendment, the term of your Partnership will be extended. We are providing the attached Consent Solicitation Statement in order to notify you of the background and terms of the Amendment and to solicit your vote approving the Amendment.

     If the Amendment is approved by the limited partners, the Amendment will become effective when the Managing General Partner executes the Amendment.
     This Consent Solicitation Statement and the accompanying Consent of Limited Partner are first being mailed on or about July        , 2008 to limited partners of record as of the close of business on July        , 2008.
     Your participation is very important. Please review this Consent Solicitation Statement and return the enclosed Consent of Limited Partner in accordance with the instructions in this Consent Solicitation Statement. Please note that this solicitation will expire on                ,           , unless extended. Your participation is very important. Please promptly return the accompanying Consent of Limited Partner using the enclosed postage-paid envelope so that your vote can be counted.
     Questions may be directed to the Solicitation Agent, The Altman Group, Inc., at its address set forth below.

Very truly yours,

NPI EQUITY INVESTMENTS, INC.

/s/	Martha L. Long, Senior Vice President
THE SOLICITATION AGENT IS:
THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:	By Facsimile:	For Information please call:

1200 Wall Street	(201) 460-0050	TOLL FREE (800) 217-9608
3rd Floor
Lyndhurst, NJ 07071

NATIONAL PROPERTY INVESTORS 8
c/o The Altman Group, Inc.
1200 Wall Street
3rd Floor
Lyndhurst, NJ 07071
(800) 217-9608
July ___, 2008
CONSENT SOLICITATION STATEMENT
     This Consent Solicitation Statement is being furnished to the limited partners (the “Limited Partners”) of record as of the close of business on July ___, 2008 (the “Record Date”) of National Property Investors 8, a California limited partnership (the “Partnership”), in connection with the solicitation of the consent of the Limited Partners to approve an amendment (the “Amendment”) to the Partnership’s Partnership Agreement (as amended, the “Partnership Agreement”) to extend the term of the Partnership from December 31, 2008 to December 31, 2021.
     This Consent Solicitation Statement and the accompanying Consent of Limited Partner are first being mailed on or about July ___, 2008 to Limited Partners of record as of the close of business on July ___, 2008, and the Solicitation will expire on                ,            (the “Expiration Date”), unless extended.
     Your consent is important. Please promptly return the accompanying Consent of Limited Partner using the enclosed postage-paid envelope so that your vote can be counted.
     In May of 2000, your Partnership refinanced its mortgage indebtedness (the “Mortgage Indebtedness”) secured by Huntington Athletic Club, a 212-unit apartment complex located in Morrisville, North Carolina, which your Partnership owns (the “Property”). The mortgage was refinanced to take advantage of more favorable financing rates and terms available at that time. The Partnership expects to further refinance the Mortgage Indebtedness with the existing lender, including modifying certain terms of the existing financing and increasing the amount financed.
     The existing financing agreement between the Partnership and the lender requires, and the expected new financing agreement between the Partnership and the lender is expected to require, the extension of the Partnership’s term beyond the maturity date of the Mortgage Indebtedness. The Partnership’s Mortgage Indebtedness matures on June 1, 2020, and the expected new financing agreement is expected to have the same maturity date with the right to a single one-year extension. The lender can exercise remedies, which include accelerating the maturity of the Mortgage Indebtedness and foreclosing on the Property, if, among other things, the Partnership is dissolved in accordance with the terms of the Partnership Agreement or if its term is not extended. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2008, and the managing general partner of the Partnership will liquidate the assets of the Partnership.
     Because the Partnership currently does not believe it is in the best interests of the partners to sell the Property at this time and because the existing financing agreement between the Partnership and its lender requires and the expected new financing agreement between the Partnership and its lender is expected to require that the term of the Partnership extend beyond the maturity date of the Mortgage Indebtedness, the Partnership desires to amend the Partnership Agreement to extend the term to December 31, 2021.
     NPI Equity Investments, Inc., the Managing General Partner of the Partnership (the “Managing General Partner”), has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2008 will result in the Managing General Partner and its affiliates continuing to receive management fees from the Partnership. These fees will not continue to be payable beyond 2008 if the Amendment is not adopted.
     The Partnership Agreement requires the consent of the Limited Partners who own more than 50% of all outstanding units of limited partnership interest in the Partnership (“Units”) is required to approve the Amendment. As of July ___, 2008, 44,882 Units were issued and outstanding. As of July ___, 2008, an affiliate of the managing general partner, Aimco Properties, L.P. (“Aimco Properties”), and its affiliate, Aimco IPLP, L.P. (“Aimco IPLP”), own 27,772, or approximately 61.88% of the outstanding Units. As more fully described in this Consent Solicitation Statement, Aimco IPLP must vote 16,447 Units owned by it in proportion to the votes cast with respect to Units that are not subject to the voting restriction. Aimco Properties and its affiliates have indicated that they will vote their other 11,325 Units, or approximately 25.23% of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. Accordingly, if Limited Partners owning at least 2,895, or approximately 6.45%, of the outstanding Units consent to the Amendment, the term of your Partnership will be extended. We are providing the attached Consent Solicitation Statement in order to notify you of the background and terms of the Amendment and to solicit your vote approving the Amendment.
     If the Amendment is approved by the Limited Partners, the Amendment will become effective when the Managing General Partner executes the Amendment.
     Questions may be directed to the Solicitation Agent, The Altman Group, Inc., at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071, telephone (800) 217-9608, facsimile (201) 460-0050.
RISK FACTORS
     There are risks associated with the Amendment. In addition, the Managing General Partner is an affiliate of Apartment Investment and Management Company, a publicly traded real estate investment trust (“Aimco”), which, together with its other affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:
Risks of the Amendment
     Continuation of the Partnership; No Definite Time Frame Regarding Sale of Property. The Managing General Partner is proposing to continue to operate the Partnership until December 31, 2021 and not to attempt to liquidate it at the present time. If the Partnership’s term is not extended and the Property is sold in the near future in connection with the Partnership’s liquidation, it is possible that the sale price received for the Property could be higher than the sale price received at some future time. We do not know when the Property may be sold. The Managing General Partner considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. In particular, the Managing General Partner considers changes in the local rental market, the potential for appreciation in the value of a property and the tax consequences to you on a sale of property. The market for Units is illiquid, and it may be difficult or impossible to sell your investment in the Partnership in the future.
     If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership on December 31, 2021, or if the termination date is further extended, until that extended date.
     Aimco Properties and its Affiliates May Increase Their Control Over Your Partnership. Decisions with respect to the day-to-day management of your Partnership, including a refinancing of the Partnership’s Mortgage Indebtedness, are the responsibility of the Managing General Partner. The Managing General Partner is indirectly owned by Aimco. In addition, affiliates of the Managing General Partner hold 27,772, or approximately 61.88%, of the outstanding Units, of which 16,447 Units are subject to certain voting restrictions described elsewhere in this Consent Solicitation Statement. Pursuant to the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including certain amendments to the Partnership Agreement and sales of all or substantially all of the Partnership’s assets. The Managing General Partner and its affiliates can significantly influence, and may have the ability to control under certain circumstances, many voting decisions with respect to the Partnership.
     A number of the Units held by affiliates of the Managing General Partner were acquired pursuant to tender offers made by affiliates of Aimco. It is possible that Aimco or its affiliates will acquire additional Units in the Partnership in exchange for cash or a combination of cash and units in Aimco Properties, either through private purchases or tender offers. The Amendment provides additional time for Aimco Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence Aimco Properties and its affiliates have over the voting decisions of the Partnership.
     Affiliates of the Managing General Partner Will Continue to Receive Fees and Reimbursements. The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. Affiliates of the Managing General Partner provide property management services to the Partnership. The Partnership Agreement provides for payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.
     Affiliates of the Managing General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services. The Partnership paid approximately $22,000 for the three months ended March 31, 2008, and approximately $88,000 and $82,000 for the years ended December 31, 2007 and 2006, respectively, to affiliates of the Managing General Partner as compensation for providing property management services.
     Affiliates of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $17,000 for the three months ended March 31, 2008 and approximately $104,000 and $55,000 for the years ended December 31, 2007 and 2006, respectively. A portion of these reimbursements included construction management services provided by an affiliate of the Managing General Partner of approximately $4,000 for the three months ended March 31, 2008 and approximately $45,000 and $5,000 for the years ended December 31, 2007 and 2006, respectively. Approximately $445,000 of accountable administrative expenses remains unpaid at March 31, 2008. It is anticipated that this unpaid amount will be paid in full with proceeds from the current proposed refinancing of the Mortgage Indebtedness. See the estimated distribution of proceeds described under “THE AMENDMENT—Reasons for Amendment” below.
     For services relating to the administration of the Partnership and operation of its properties, the Managing General Partner is entitled to receive payment for non-accountable expenses up to a maximum of $150,000 per year of distributions from operations based upon the number of Partnership units sold, subject to certain limitations. The Managing General Partner was not entitled to receive a reimbursement during the three months ended March 31, 2008 or during the years ended December 31, 2007 and 2006 because there were no distributions from operations during these periods.
     For managing the affairs of the Partnership, the Managing General Partner of the Partnership is entitled to receive a partnership management fee. The fee is equal to 4% of the Partnership’s adjusted cash from operations, as defined in the Partnership Agreement, in any year, provided that 50% of the fee is not to be paid until the Partnership has distributed to the Limited Partners adjusted cash from operations in such year which is equal to 5% of the Limited Partners’ adjusted invested capital, as defined in the Partnership Agreement, on a non-cumulative basis. In addition, 50% of the fee is not to be paid until the Partnership has distributed to the Limited Partners adjusted cash from operations in such year which is equal to 8% of the Limited Partners’ adjusted invested capital on a non-cumulative basis. The fee is payable when adjusted cash from operations is distributed to the Limited Partners. The Managing General Partner was not entitled to receive this fee during the three months ended March 31, 2008 or the years ended December 31, 2007 and 2006.
     On March 18, 2008, the Managing General Partner terminated a revolving credit facility (the “Partnership Revolver”) that was established on behalf of the Partnership and certain affiliated partnerships to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships. The Managing General Partner does not have a commitment, intent or implication to fund cash flow deficits or furnish other direct or indirect financial assistance to the Partnership. There were no outstanding borrowings under the Partnership Revolver at the time of its termination.
     The Partnership may receive advances of funds from Aimco Properties, an affiliate of the Managing General Partner and Aimco. No funds were advanced during the three months ended March 31, 2008. Aimco Properties advanced approximately $295,000 and $121,000 during the years ended December 31, 2007 and 2006, respectively, to fund operating expenses and capital improvements at the Property. The advances bear interest at the prime rate plus 2% (7.25% at March 31, 2008) per annum. Interest expense was approximately $15,000 during the three months ended March 31, 2008 and was approximately $36,000 and $21,000 during the years ended December

31, 2007 and 2006, respectively. At March 31, 2008, the amount of the outstanding advances and accrued interest due to Aimco Properties was approximately $669,000. It is anticipated that the outstanding advances and all accrued interest thereon will be paid in full with proceeds from the current proposed refinancing of the Mortgage Indebtedness. See the estimated distribution of proceeds described under “THE AMENDMENT—Reasons for Amendment” below.
     Upon sale of Partnership property, the Managing General Partner will be entitled to an incentive compensation fee equal to a declining percentage of the difference between the total amount distributed to Limited Partners and the appraised value of their investment at February 1, 1992. The percentage amount to be realized by the Managing General Partner, if any, will be dependent upon the year in which the property is sold. Payment of the incentive compensation fee is subordinated to the receipt by the Limited Partners of: (a) distributions from capital transaction proceeds of an amount equal to their present appraised investment in the Partnership at February 1, 1992; and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to 6% per annum cumulative, non-compounded, on their present appraised investment in the Partnership at February 1, 1992.
     The Partnership insures its property up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty and general liability. The Partnership insures its Property above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the Managing General Partner. During the three months ended March 31, 2008, the Partnership was charged by Aimco and its affiliates approximately $21,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2008 as other insurance policies renew later in the year. During the years ended December 31, 2007 and 2006, the Partnership was charged by Aimco and its affiliates approximately $46,000 and $43,000, respectively, for insurance coverage and fees associated with policy claims administration.
     The adoption of the Amendment and extension of the Partnership’s term will result in similar fees and reimbursements continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2008. Therefore, the interests of the Managing General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”
     There Is No Active Trading Market for Your Units. Although the Units are registered with the Securities and Exchange Commission (the “SEC”), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult or impossible to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. If the Amendment is not approved, your Partnership will terminate on December 31, 2008; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2021, or if this termination date is further extended, until such extended date.
     You May Be Required to Hold Your Units Indefinitely. The Managing General Partner is proposing to continue to operate the Partnership until December 31, 2021 and not to attempt to liquidate it at the present time. Therefore, there may not be any way to liquidate your investment in the Partnership until the Property is sold and your Partnership is liquidated.
     The Value of the Property May Decline, and Your Investment Will Continue to Be at Risk. Until its Property is sold, the Partnership will continue to bear the investment risk associated with the continued ownership of the Property. The Partnership’s future success will depend upon many factors beyond the Managing General Partner’s control, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors and others may cause the value of the Property and the Partnership to decline.
Risks if the Amendment Is Not Adopted
     The Lender Can Exercise Remedies Against the Partnership if the Amendment Is Not Adopted. The financing agreement between the Partnership and the lender provides, and the expected new financing agreement between the Partnership and the lender is expected to provide that a dissolution of the Partnership or the failure to extend the term of the Partnership to a date after the maturity date of the Mortgage Indebtedness would cause the Mortgage Indebtedness to be in default. If the Mortgage Indebtedness is in default, the lender can exercise remedies, which include accelerating the maturity of the Mortgage Indebtedness and foreclosing on Partnership property.
     The Partnership May Be Required to Wind Up. If the Amendment is not adopted, the Partnership’s term will expire on December 31, 2008. If the Partnership’s term expires on December 31, 2008, the Partnership generally will be required to wind up and to dispose of the Property. The Managing General Partner is of the opinion that the Partnership’s negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from the sale of the Property could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of the Property. There can be no assurance, however, that the Partnership’s negotiating leverage will in fact be enhanced, or that the net sales proceeds from the sale of the Property will be increased, by an extension of the Partnership’s term or that the Partnership will ultimately sell the Property prior to the new term’s expiration.
     You Are Likely to Recognize Gain on a Disposition of the Property, Including by Foreclosure. Any sale, exchange or other disposition of the Property by the Partnership, including by foreclosure, would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership’s tax basis (which has been reduced because of prior years’ depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities subject to which the purchaser takes the Property. Any taxable gain or loss recognized by the Partnership will pass through to the partners of the Partnership. A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) distributed to the partner by the Partnership and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership. See “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” below. Even if the Amendment is adopted, the tax consequences described in this paragraph would likely result in a disposition of the Property, including by foreclosure. However, if the Amendment is adopted, the disposition of the Property, and therefore the taxable events, may take place in a later taxable year than if the Amendment is not adopted. However, there is no guarantee that a disposition of the Property and the resulting the tax consequences will be deferred if the Amendment is adopted.
     Distributions from Your Partnership May Not Be Sufficient to Cover Current Tax Liabilities of the Partners. As noted above, if the Property is sold or lost through the exercise of remedies by the lender, the Partnership will recognize taxable income from the disposition of the Property equal to the difference between the proceeds amount realized, if any, and the Partnership’s basis in the Property. Any taxable income recognized by the Partnership would pass through to partners of the Partnership. Depending on the purchase price and related sales costs, and because the amount realized may include liabilities assumed by the purchaser of the Property, or liabilities subject to which the purchaser takes the Property, there may be a significant tax liability in excess of the funds available on a sale for distribution to the partners, if any. Because the amount realized includes liabilities assumed by the purchaser of the Property, or liabilities subject to which the purchaser takes the Property, there may be a significant tax liability in excess of the funds available on a sale. Similarly, in the case of a foreclosure, the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available for distribution to the partners. Any taxable income would be allocated to partners. A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership. As noted above, the tax consequences of disposing of the Property would likely result at some time regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.

FORWARD-LOOKING STATEMENTS
     The discussion set forth in this Consent Solicitation Statement regarding the Partnership’s alternatives, estimated use of reserves, estimated distributions to Limited Partners and other parties, estimates of indebtedness and the terms and amount thereof, estimates of fees and reimbursements to be received by the Managing General Partner and certain of its affiliates, estimates of the Partnership’s debt service coverage ratio in certain circumstances, estimates of renewal terms of governmental subsidy contracts, estimates of the tax liabilities of Limited Partners under different scenarios, estimates of the comparability of property rents to market rents, estimates or projections of future property income, cash flow, and debt service, and estimates of future results of property and Partnership operations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions. This information incorporates various assumptions, including without limitation original principal amounts of indebtedness and interest thereon and the terms thereof, transaction costs, revenue (including occupancy rates), government subsidy contract renewals and the terms thereof, various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, working capital levels, transaction timing, federal appropriations, internal and external HUD policies, and actions taken or to be taken by other parties. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future, and are based on information available to us at this time. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Actual events and results could differ materially from our expectations as a result of many factors, including those identified from time to time in our reports and filings with the SEC, for information about risks and uncertainties that may affect our future results. All forward-looking statements we make after the date of this filing are also qualified by this cautionary statement and identified risks. Any estimate of the future performance of a business, such as the Partnership’s business or that of the Property, is forward-looking and based on assumptions, some of which inevitably will prove to be incorrect.
THE AMENDMENT
     If adopted, the Amendment would amend and restate Section 4 of the Partnership Agreement in its entirety as follows:
     “The Partnership commenced as of the 26th day of June, 1984, and shall continue until the 31st day of December, 2021, unless previously terminated in accordance with the provisions of this Partnership Agreement.”
Effectiveness
     If approved by the requisite percentage of the Limited Partners, the Amendment will become effective when the Managing General Partner executes the Amendment.
Reasons for the Amendment
     In May of 2000, your Partnership refinanced its Mortgage Indebtedness secured by the Property. The mortgage was refinanced to take advantage of more favorable financing rates and terms available at that time. The Partnership expects to further refinance the Mortgage Indebtedness with the existing lender, including modifying certain terms of the existing financing and increasing the amount financed. The existing financing agreement between the Partnership and the lender requires, and the expected new financing agreement between the Partnership and the lender is expected to require, the extension of the Partnership’s term beyond the maturity date of the Mortgage Indebtedness. The Partnership’s Mortgage Indebtedness matures on June 1, 2020, and the expected new financing agreement is expected to have the same maturity date with the right to a single one-year extension. The lender can exercise remedies, which include accelerating the maturity of the Mortgage Indebtedness and foreclosing on the Property, if, among other things, the Partnership is dissolved in accordance with the terms of the Partnership Agreement or if its term is not extended. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2008, and the managing general partner of the Partnership will liquidate the assets of the Partnership.

     Because the Partnership currently does not believe it is in the best interests of the partners to sell the Property at this time and because the existing financing agreement between the Partnership and its lender requires and the expected new financing agreement between the Partnership and its lender is expected to require that the term of the Partnership extend beyond the maturity date of the Mortgage Indebtedness, the Partnership desires to amend the Partnership Agreement to extend the term to December 31, 2021. The recommended length of extension provides the Partnership flexibility for additional refinancings of the Property, and most lenders that provide loans require the partnership’s term to extend one additional year beyond the loan’s maturity.
     If the Partnership’s term is extended and if the expected new financing agreement between the Partnership and the lender is entered into, the estimated allocation to the Limited Partners of the proceeds to the Partnership from the new financing are as follows. These calculations are estimates as of April 30, 2008, and are based upon information currently available to the Managing General Partner. There can be no assurance that these estimates will prove accurate.

Principal amount of new financing	$2,900,000
Less: Loans from Aimco Properties, including accrued interest	(680,493)
Less: Accounts payable, accrued expenses and other liabilities	(489,598)*
Less: Refinance fee payable to Managing General Partner	(29,000)
Less: Estimated closing costs	(58,000)

Total:	$1,642,909

Net proceeds distributable to all Partners	$1,642,909
Percentage of proceeds allocable to Limited Partners	99%

Net proceeds distributable to Limited Partners	$1,626,480

Total number of Units	44,882

Distributable net proceeds per Unit	$36

* $453,245 of this amount is payable to the Managing General Partner and/or its affiliates.
Alternatives to the Amendment
     The Managing General Partner also considered a sale of the Property but believes that a sale of the Property at the current time would not be advantageous given current economic conditions, the local and sub-market conditions where the Property is located, the expectation that these economic conditions and the Property’s operating performance will improve in the long term and the tax consequences of a sale to the Limited Partners (including the likelihood that proceeds will not be sufficient to enable Limited Partners to pay their resulting tax liability). In particular, the Managing General Partner considered the potential for future appreciation in the value of the Property, the change in the local rental market, and the tax consequences to the Limited Partners of a sale of the Property. Moreover, the Managing General Partner recognized that the Amendment would not prohibit or unduly restrict the Partnership’s ability to sell the Property in the future prior to the expiration of the extended term of the Partnership.
THE CONSENT SOLICITATION
Approval of the Amendment; Consents Required
     The Managing General Partner, on behalf of the Partnership, is soliciting consents from Limited Partners to approve the Amendment to the Partnership Agreement to extend the term of your Partnership from December 31, 2008 to December 31, 2021. If the Amendment is approved, the Amendment will become effective as soon as the Managing General Partner signs the Amendment. If the Amendment is not approved, the Partnership will dissolve on December 31, 2008.
     The Partnership Agreement requires that an amendment of the Partnership Agreement and an extension of the term of the Partnership require the consent of Limited Partners who own more than 50% of all outstanding Units of the Partnership.

     As of July ___, 2008, the Partnership had approximately 819 Limited Partners who collectively own 44,882 Units. Each Unit represents approximately 0.0022% of the outstanding limited partnership interest. Aimco Properties and its affiliate, Aimco IPLP, currently hold 27,772, or approximately 61.88%, of the outstanding Units. A number of these Units were acquired pursuant to tender offers made by Aimco Properties or its affiliates. DeForest Ventures II L.P., from whom Aimco IPLP, an affiliate of Aimco Properties and the Managing General Partner, through Aimco’s merger with Insignia Financial Group, Inc., acquired 16,447 Units, had agreed for the benefit of third party unitholders, that it would vote these Units: (i) against any increase in compensation payable to the Managing General Partner or to its affiliates; and (ii) on all other matters submitted by it or its affiliates, in proportion to the votes cast by third party Unit holders. As a result, these 16,447 Units owned by Aimco IPLP must be voted in proportion to the votes cast with respect to Units that are not subject to the voting restriction. Aimco Properties and its affiliates have indicated that they will vote their other 11,325 Units, or approximately 25.23% of the outstanding Units, that are not subject to the voting restriction in favor of the Amendment. Accordingly, if Limited Partners owning at least 2,895, or approximately 6.45%, of the outstanding Units consent to the Amendment, the term of your Partnership will be extended.
Record Date
     The Partnership has fixed July ___, 2008 as the Record Date for determining the Limited Partners entitled to consent to the Amendment. Only Limited Partners of record on the Record Date may execute and deliver a Consent Form.
Solicitation of Consents
     This solicitation is being made by NPI Equity Investments, Inc., as the Managing General Partner, on behalf of the Partnership. Consents will be solicited by mail, telephone, e-mail and in person. The cost of soliciting consents and the cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. We have retained The Altman Group, Inc. to act as its Solicitation Agent in connection with this consent solicitation. The fees and expenses of the Solicitation Agent will be paid by the Partnership.
Solicitation Period
     The solicitation period will begin upon our mailing of this Consent Solicitation Statement and will end on the Expiration Date, or such later date as we may indicate by a future written notice of extension of the solicitation period. The Managing General Partner expressly reserves the right, in its discretion, at any time and from time to time, to extend the period of time during which consents are solicited hereunder. Notice of any such extension will promptly be disseminated to Limited Partners in a manner reasonably designed to inform Limited Partners of such extension.
Consent Procedures
     No meeting will be held with regard to the proposed extension of the term of the Partnership. Limited Partners who desire to consent to the Amendment should do so by marking the appropriate box on the included Consent Form and by signing, dating and delivering the Consent Form to the Solicitation Agent by hand, mail, overnight courier or facsimile at the address or facsimile number set forth on the Consent Form, all in accordance with the instructions contained herein and therein.
     All Consent Forms that are properly completed, signed and delivered to the Solicitation Agent and not properly revoked (See “Revocation of Instructions” below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If you abstain from voting on the Amendment, your abstention will have no effect on the Amendment. YOUR CONSENT IS IMPORTANT. IF A CONSENT FORM IS DELIVERED AND NEITHER THE “CONSENTS,” THE “WITHHOLDS CONSENT” NOR THE “ABSTAINS” BOX IS MARKED WITH RESPECT TO THE PROPOSAL, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

     PLEASE RETURN THE ACCOMPANYING CONSENT OF LIMITED PARTNER SO THAT YOUR VOTE CAN BE COUNTED.
     Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units in the Partnership is registered. If the Units in the Partnership to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.
     The execution and delivery of a Consent Form will not affect a Limited Partner’s right to sell or transfer the Units. All Consent Forms received by the Solicitation Agent prior to the Expiration Date will be effective notwithstanding a record transfer of such Units in the Partnership subsequent to the Record Date, unless the Limited Partner revokes such Consent Form prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth under “Revocation of Instructions” below.
     All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as we determine. Neither we nor any of our affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by us shall be conclusive and binding.
Revocation of Instructions
     Any Limited Partner who has delivered a Consent Form to the Solicitation Agent may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as “Consents,” “Withholds Consent” or “Abstains,” as the case may be, for either proposal, or in a writing delivered to us stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of its addresses or facsimile number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.
CONFLICTS OF INTEREST
     The Managing General Partner is an affiliate of Aimco. Aimco and its affiliates, including the Managing General Partner, may have interests that conflict with the interests of the Limited Partners.
Affiliates of the Managing General Partner Will Continue to Receive Fees and Reimbursements. The Partnership has no employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities. Affiliates of the Managing General Partner provide property management services to the Partnership. The Partnership Agreement provides for payments to affiliates for services and reimbursement of certain expenses incurred by affiliates on behalf of the Partnership.

     Affiliates of the Managing General Partner receive 5% of gross receipts from the Partnership’s property as compensation for providing property management services. The Partnership paid approximately $22,000 for the three months ended March 31, 2008, and approximately $88,000 and $82,000 for the years ended December 31, 2007 and 2006, respectively, to affiliates of the Managing General Partner as compensation for providing property management services.
     Affiliates of the Managing General Partner charged the Partnership for reimbursement of accountable administrative expenses amounting to approximately $17,000 for the three months ended March 31, 2008 and approximately $104,000 and $55,000 for the years ended December 31, 2007 and 2006, respectively. A portion of these reimbursements included construction management services provided by an affiliate of the Managing General Partner of approximately $4,000 for the three months ended March 31, 2008 and approximately $45,000 and $5,000 for the years ended December 31, 2007 and 2006, respectively. Approximately $445,000 of accountable administrative expenses remains unpaid at March 31, 2008. It is anticipated that this unpaid amount will be paid in full with proceeds from the current proposed refinancing of the Mortgage Indebtedness. See the estimated distribution of proceeds described under “THE AMENDMENT—Reasons for Amendment” above.
     For services relating to the administration of the Partnership and operation of its properties, the Managing General Partner is entitled to receive payment for non-accountable expenses up to a maximum of $150,000 per year of distributions from operations based upon the number of Partnership units sold, subject to certain limitations. The Managing General Partner was not entitled to receive a reimbursement during the three months ended March 31, 2008 or during the years ended December 31, 2007 and 2006 because there were no distributions from operations during these periods.
     For managing the affairs of the Partnership, the Managing General Partner of the Partnership is entitled to receive a partnership management fee. The fee is equal to 4% of the Partnership’s adjusted cash from operations, as defined in the Partnership Agreement, in any year, provided that 50% of the fee is not to be paid until the Partnership has distributed to the Limited Partners adjusted cash from operations in such year which is equal to 5% of the Limited Partners’ adjusted invested capital, as defined in the Partnership Agreement, on a non-cumulative basis. In addition, 50% of the fee is not to be paid until the Partnership has distributed to the Limited Partners adjusted cash from operations in such year which is equal to 8% of the Limited Partners’ adjusted invested capital on a non-cumulative basis. The fee is payable when adjusted cash from operations is distributed to the Limited Partners. The Managing General Partner was not entitled to receive this fee during the three months ended March 31, 2008 or the years ended December 31, 2007 and 2006.
     On March 18, 2008, the Managing General Partner terminated the Partnership Revolver that was established on behalf of the Partnership and certain affiliated partnerships to fund deferred maintenance and working capital needs of the Partnership and certain other affiliated partnerships. The Managing General Partner does not have a commitment, intent or implication to fund cash flow deficits or furnish other direct or indirect financial assistance to the Partnership. There were no outstanding borrowings under the Partnership Revolver at the time of its termination.
     The Partnership may receive advances of funds from Aimco Properties, an affiliate of the Managing General Partner and Aimco. No funds were advanced during the three months ended March 31, 2008. Aimco Properties advanced approximately $295,000 and $121,000 during the years ended December 31, 2007 and 2006, respectively, to fund operating expenses and capital improvements at the Property. The advances bear interest at the prime rate plus 2% (7.25% at March 31, 2008) per annum. Interest expense was approximately $15,000 during the three months ended March 31, 2008 and was approximately $36,000 and $21,000 during the years ended December 31, 2007 and 2006, respectively. At March 31, 2008, the amount of the outstanding advances and accrued interest due to Aimco Properties was approximately $669,000. It is anticipated that the outstanding advances and all accrued interest thereon will be paid in full with proceeds from the current proposed refinancing of the Mortgage Indebtedness. See the estimated distribution of proceeds described under “THE AMENDMENT—Reasons for Amendment” above.
     Upon sale of Partnership property, the Managing General Partner will be entitled to an incentive compensation fee equal to a declining percentage of the difference between the total amount distributed to Limited Partners and the appraised value of their investment at February 1, 1992. The percentage amount to be realized by the Managing General Partner, if any, will be dependent upon the year in which the property is sold. Payment of the incentive compensation fee is subordinated to the receipt by the Limited Partners, of: (a) distributions from capital transaction proceeds of an amount equal to their present appraised investment in the Partnership at February 1, 1992; and (b) distributions from all sources (capital transactions as well as cash flow) of an amount equal to 6% per annum cumulative, non-compounded, on their present appraised investment in the Partnership at February 1, 1992.
     The Partnership insures its property up to certain limits through coverage provided by Aimco, which is generally self-insured for a portion of losses and liabilities related to workers’ compensation, property casualty and general liability. The Partnership insures its Property above the Aimco limits through insurance policies obtained by Aimco from insurers unaffiliated with the Managing General Partner. During the three months ended March 31, 2008, the Partnership was charged by AIMCO and its affiliates approximately $21,000 for hazard insurance coverage and fees associated with policy claims administration. Additional charges will be incurred by the Partnership during 2008 as other insurance policies renew later in the year. During the years ended December 31, 2007 and 2006, the Partnership was charged by Aimco and its affiliates approximately $46,000 and $43,000, respectively, for insurance coverage and fees associated with policy claims administration.
     The adoption of the Amendment and extension of the Partnership’s term will result in similar fees and reimbursements continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2008. Therefore, the interests of the Managing General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”
Aimco Properties May Buy Units in Future Tender Offers
     Aimco Properties and its affiliates hold 27,772, or approximately 61.88%, of the outstanding Units. A number of these Units were acquired pursuant to tender offers made by Aimco or its affiliates. It is possible that affiliates of Aimco will acquire additional Units in the Partnership in exchange for cash or a combination of cash and units in Aimco Properties, either through private purchases or tender offers. The Amendment provides additional time for Aimco Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence Aimco Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by Aimco Properties and its affiliates.
Managing General Partner Conflicts of Interest
     Although the Managing General Partner owes fiduciary duties to the Limited Partners of the Partnership, the Managing General Partner also owes fiduciary duties to Aimco as its sole stockholder. As a result, the duties of the Managing General Partner, as managing general partner, to the Partnership and its Limited Partners may come into conflict with the duties of the Managing General Partner to Aimco as its sole stockholder.
NO APPRAISAL RIGHTS
     Limited Partners are not entitled to dissenters’ appraisal rights under California law or the Partnership Agreement in connection with the Amendment.
INFORMATION ABOUT YOUR PARTNERSHIP
     National Property Investors 8 is a limited partnership organized under the laws of the State of California in October 1983. The Partnership is engaged in the business of operating and holding real estate properties for investment. The Managing General Partner became the Partnership’s managing general partner on December 20, 1991. The Managing General Partner is a subsidiary of Aimco. Your Partnership’s principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.
     The Partnership does not have any employees and depends on the Managing General Partner and its affiliates for the management and administration of all Partnership activities.

Additional Information
     Your Partnership, Aimco and Aimco Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.
RECOMMENDATION OF THE MANAGING GENERAL PARTNER
     As a result of its conflicts of interest with the Limited Partners, the Managing General Partner makes no recommendation with respect to the Amendment. If the Partnership does not adopt the Amendment, the Partnership will terminate and dissolve on December 31, 2008 and the Managing General Partner of the Partnership will liquidate the assets of the Partnership.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Internal Revenue Code (the “Code”). In addition, this summary does not address any state, local or foreign tax consequences. Moreover, the following discussion assumes that the Partnership is currently treated as a partnership for federal income tax purposes.
     There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment. If the Partnership is required to sell the Property, or the lender forecloses on the Property, the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership.
Tax Consequences of Sale of Partnership Property or Foreclosure
     The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of any of the property or a foreclosure by the lender in the future, assuming that the applicable tax rates and tax laws remain unchanged from those in existence for the 2008 tax year. Each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.
     A sale, exchange or other disposition of any property by the Partnership would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the property and (ii) the Partnership’s tax basis (which has been reduced because of prior years’ depreciation deductions) in the property. The amount realized for the property would be the selling price for the property, less any expenses of sale, plus any liabilities assumed by the purchaser of the property or liabilities subject to which the purchaser takes the property. In addition, the Partnership may recognize cancellation of indebtedness income to the extent it is unable to satisfy other Partnership indebtedness that is not assumed by the purchaser of the property. Any taxable gain or loss and cancellation of indebtedness income recognized by the Partnership will pass through to the partners of the Partnership.
     Any gain or loss recognized as a result of the transfer of any property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a property being sold consists of depreciable personal property under Code Section 1245 or depreciable real property under Code Section 1250, some or all gain recognized on a transfer of such property may be treated as ordinary income. Some portion of any capital gain recognized on the property may be considered “unrecaptured section 1250 gain” that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of Code Section 1245 and Code Section 1250 gain and unrecaptured section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 15%) depending upon your individual tax circumstances. Any loss from a disposition of the property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss. Any cancellation of indebtedness income would be taxable as ordinary income at a maximum Federal individual rate of 35.0%. The rates set forth above are the Federal tax rates that currently are in effect for 2008.
     The proceeds available for distribution to the partners of the Partnership in the event of a sale of the property or a foreclosure by the lender may be less than any tax liabilities resulting from such sale or foreclosure. Any taxable income recognized by the Partnership would be allocated pass through to partners. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities. Because the amount realized on a sale includes liabilities assumed by the purchaser of the Property, or liabilities subject to which the purchaser takes the Property, there may be a significant tax liability in excess of the funds available. Similarly, on a foreclosure the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available. Any taxable income would be allocated pass through to partners. As noted above, the tax consequences of disposing of property would likely result at some time regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.
     A partner also will recognize gain or loss on the liquidation of its interest in the Partnership to the extent of the difference between: (i) the sum of the amount of cash (including a deemed distribution of cash equal to the partner’s share, under applicable tax principles, of the liabilities of the Partnership) and other property distributed to the partner by the Partnership; and (ii) the partner’s adjusted basis in his or her Partnership interest after adjustment for such partner’s share of any gain or loss from the Partnership.
     If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to the sale of the property or a foreclosure by the lenders, and the liquidation of the partner’s interest in the Partnership.
     THE TAX CONSEQUENCES TO A PARTICULAR PARTNER ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH PARTNER. EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     Except as noted below, no person or entity was known by the Managing General Partner to be the beneficial owner of more than 5% of the Units of the Partnership as of July ___, 2008.

Entity	Number of Units	Percentage
Aimco IPLP, L.P. (an affiliate of Aimco)	17,072	38.04%
Aimco Properties, L.P. (an affiliate of Aimco)	10,700	23.84%
     Aimco IPLP, L.P. is indirectly ultimately owned by Aimco. Its business address is 55 Beattie Place, Greenville, South Carolina 29602.
     Aimco Properties, L.P. is indirectly ultimately controlled by Aimco. Its business address is 4582 S. Ulster St. Parkway, Suite 1100, Denver, Colorado 80237.

     As of July ___, 2008, no director or officer of the Managing General Partner owns, nor do the directors or officers as a group own any of the Partnership’s Units. No such director or officer had any right to acquire beneficial ownership of additional Units of the Partnership.
EXPENSES
     The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement will be borne by the Partnership. The Fees and expenses of the Solicitation Agent are estimated to be $12,700 (including printing and mailing costs) and will be borne by the Partnership.
THE SOLICITATION AGENT IS:
THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:	By Facsimile:	For Information please call:

1200 Wall Street	(201) 460-0050	TOLL FREE (800) 217-9608
3rd Floor
Lyndhurst, NJ 07071

NATIONAL PROPERTY INVESTORS 8
CONSENT OF LIMITED PARTNER
     This consent is solicited by NPI Equity Investments, Inc., a Florida corporation and the managing general partner (the “Managing General Partner”) of National Property Investors 8, a California limited partnership (the “Partnership”). AS A RESULT OF ITS CONFLICTS OF INTEREST WITH THE LIMITED PARTNERS, THE MANAGING GENERAL PARTNER MAKES NO RECOMMENDATION WITH RESPECT TO THE PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT. This Consent Form when properly executed will be voted in the manner directed herein by the undersigned. IF NO ELECTION IS SPECIFIED WITH RESPECT TO THE PROPOSAL, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE PROPOSAL.
     TO SAVE THE PARTNERSHIP ADDITIONAL VOTE SOLICITATION EXPENSES, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
     The undersigned limited partner of the Partnership, acting with respect to all limited partnership units held of record by the undersigned on July ___, 2008, hereby consents, withholds consent or abstains, with respect to the proposal specified below and more fully described in the Consent Solicitation Statement, dated July ___, 2008 (the “Consent Solicitation Statement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Consent Solicitation Statement.
PROPOSAL:	Approval of Amendment to the Partnership Agreement to extend the term of Partnership until the 31st day of December, 2021.

☐ Consent

☐ Withhold Consent

☐ Abstain
     The undersigned hereby constitutes and appoints the Managing General Partner of the Partnership as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions necessary to implement the actions set forth above.
     Date:

Type or Print Name or Individual or Entity

By:
Signature

Type or Print Name of Person Signing

Capacity

Tax Identification or Social Security Number

Telephone Number

     Please sign exactly as you hold your interest in the Partnership. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.
     A fully completed, signed and dated consent form should be sent by hand, by mail or by overnight courier to The Altman Group, Inc., 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071, or by facsimile at (201) 460-0050. The consent solicitation will expire, and all consent forms must be received by 5:00 p.m., New York City time, on                                  ,             , unless extended.